                                  ARTICLES OF MERGER
                                         AND
                             AGREEMENT AND PLAN OF MERGER


    THESE ARTICLES OF MERGER AND AGREEMENT AND PLAN OF MERGER (hereinafter referred to as the "Merger Agreement"), dated as of December 20, 1989, are entered into by and between HMS Acquisition Corporation, a Texas corporation (the "Company"), and HMS Insurance Holdings, Inc., a Delaware corporation ("HMS").

    The authorized capital stock of the Company consists of (i) 10,000,000 shares of Common Stock, $.01 par value per share, and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share. The authorized capital stock of HMS consists of (i) 1,000,000 shares of Common Stock, $.01 par value per share and
(ii) 500,000 shares of Preferred Stock, $.01 par value per share. The directors of the Company and the directors of HMS deem it advisable and to the advantage of said corporations that the Company merge with and into HMS upon the terms and conditions herein provided.

    NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that the Company shall merge with and into HMS on the following terms, conditions and other provisions:

                                      ARTICLE I

    1.01. MERGER. The Company shall be merged with and into HMS (the "Merger"), and HMS shall be the surviving corporation (the "Surviving Corporation") effective upon the later of the dates when this Merger Agreement is filed with the Secretary of State of Delaware or the Secretary of State of Texas (the "Effective Date"). The Surviving Corporation shall be governed by the laws of the State of Delaware.

    1.02. EFFECT OF MERGER. On the Effective Date and for all purposes, the separate existence of the Company shall cease and shall be merged with and into HMS which, as the Surviving Corporation, shall thereupon and thereafter possess al the rights, privileges, powers, immunities and franchises and be subject to all the restrictions, disabilities and duties of the Company; and the rights, privileges, powers, immunities, and franchises (whether of a public or private nature) of the Company, and all property (real, personal and mixed), all debts due on whatever account, all choses in action, and all and every other interest of or belonging to or due to the Company shall continue and be taken and deemed to be transferred to and vested in HMS without further act or deed; and the title to any real estate, or any interest therein, vested in the Company shall not revert or be in any way impaired by reasons of such Merger; and HMS shall thenceforth be responsible and liable for all the liabilities and obligations of the Company; and, to the extent permitted by law, any claim existing, or action or proceeding pending, by or against the Company may be prosecuted as if the Merger had not taken place, or HMS may be substituted in the place of such corporation. Neither the rights of creditors nor any liens upon the property of the Company shall be impaired by the Merger.

    1.03. SUCCESSION. On the Effective Date, HMS shall succeed to the Company in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

    1.04.  CERTIFICATE OF INCORPORATION AND BYLAWS.

              (a) The Certificate of Incorporation of HMS shall be the Certificate of Incorporation of the Surviving Corporation.

              (b) The Bylaws of HMS shall be the Bylaws of the Surviving Corporation.

    1.05. DIRECTORS. The directors of HMS, immediately preceding the Effective Date, shall continue to serve as the directors of the Surviving Corporation until the expiration of their terms and until their successors are duly elected and qualified.

    1.06. OFFICERS. The officers of HMS, immediately preceding the Effective Date, shall continue to serve as the officers of the Surviving Corporation at the pleasure of the board of directors.

                                      ARTICLE II

    2.01. STOCK OF THE COMPANY. Upon the Effective Date, by virtue of the Merger and without any action on the part of holders thereof, each share of the Company's Common Stock, $.01 par value per share, outstanding immediately prior thereto shall be cancelled. No shares of the Company's Preferred Stock, $.01 par value per share, are outstanding.

    2.02. STOCK OF HMS. Each share of HMS's Common Stock, $.01 par value per share, outstanding as of the Effective Date, shall be unaffected by the Merger. No shares of HMS's Preferred Stock, $.01 par value per share, are outstanding.

                                     ARTICLE III

    3.01. GOVERNING LAW. This Merger Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, except to the extent that the Delaware General Corporation Law governs the internal corporate affairs of HMS.

    3.02. ABANDONMENT. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger contemplated hereby may be abandoned by the board of directors of either the Company or HMS, or both, notwithstanding approval of this Merger Agreement by the sole shareholder of the Company or by the sole shareholder of HMS, or both.

    3.03. AMENDMENT. At any time before or after approval by the sole shareholder of the Company and by the sole shareholder of HMS, this Merger Agreement may be amended in any manner (except that any of the principal terms may not be amended without the approval of the respective shareholders of the Company and of HMS) as may be determined in the judgment of the respective boards of directors of the Company and HMS to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

    3.04. REGISTERED AGENT AND REGISTERED OFFICE. In the State of Delaware, the registered agent of HMS is The Corporation Trust Company and the registered office of HMS is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

    3.05. COUNTERPARTS. This Merger Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute, collectively, one and the same instrument.

    3.06.  SHARES OUTSTANDING; APPROVAL OF MERGER AGREEMENT.

         (a) The number and designation of shares of the Company's capital stock outstanding and entitled to vote on the Merger Agreement consisted of 1,000 shares of common stock, $.01 par value per share ("Company Common Stock"). The number and designation of shares of HMS's capital stock outstanding and entitled to vote on the Merger Agreement consisted of 100 shares of common stock, $.01 par value per share ("HMS Common Stock").

         (b) The sole shareholder and holder of the 1,000 shares of the Company's Common Stock has executed a consent of shareholder approving of the Merger Agreement. The sole shareholder and holder of the 100 shares of HMS Common Stock has executed a consent of shareholder approving the Merger Agreement.

    3.07. COMPLIANCE WITH DELAWARE LAW AND CONSTITUENT DOCUMENTS. The approval of the Merger Agreement was duly authorized by all action required by the laws of the State of Delaware, which is the state of incorporation of HMS, and by HMS's constituent documents.

    IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the respective boards of directors of the Company and HMS, is hereby executed on behalf of each said corporation by their respective duly authorized officers.

                                       HMS ACQUISITION CORPORATION,
                                       a Texas corporation

                                       By: /s/ John R. Muse
                                          ----------------------------
                                              John R. Muse,
                                              Executive Vice President

ATTEST:

/s/ Becky McConnell
- ----------------------------
Becky McConnell,
Assistant Secretary

                                       HMS INSURANCE HOLDINGS, INC.
                                       a Delaware corporation

                                       By: /s/ John R. Muse
                                          ----------------------------
                                              John R. Muse,
                                              Executive Vice President

ATTEST:

/s/ Becky McConnell
- ----------------------------
Becky McConnell,
Assistant Secretary

                               CERTIFICATE OF SECRETARY
                                          OF
                             HMS ACQUISITION CORPORATION


    The undersigned, John R. Muse, hereby certifies that he is the duly elected and presently incumbent Secretary of HMS Acquisition Corporation, a Texas corporation (the "Company"), and hereby further certifies as follows:

    The Articles of Merger and Agreement and Plan of Merger (the "Agreement") to which this Certificate of Secretary is attached, was duly executed by the presently incumbent executive vice president and assistant secretary of the Company, respectively, and was duly adopted and approved by the sole shareholder of the Company pursuant to the execution of a Consent of Sole Shareholder, dated December 20, 1989, approving and adopting the Agreement.

    IN WITNESS WHEREOF, the undersigned does hereby execute this Certificate of Secretary.


Dated:  December 20, 1989              /s/ John R. Muse
                                       ----------------------------------
                                       John R. Muse, Secretary

                               CERTIFICATE OF SECRETARY
                                          OF
                             HMS INSURANCE HOLDINGS, INC.


    The undersigned, John R. Muse, hereby certifies that he is the duly elected and presently incumbent Secretary of HMS Insurance Holdings, Inc., a Delaware corporation (the "Company"), and hereby further certifies as follows:

    The Articles of Merger and Agreement and Plan of Merger (the "Agreement") to which this Certificate of Secretary is attached, was duly executed by the presently incumbent executive vice president and assistant secretary of the Company, respectively, and was duly adopted and approved by the sole stockholder of the Company pursuant to the execution of a Consent of Sole Stockholder, dated December 20, 1989, approving and adopting the Agreement.

    IN WITNESS WHEREOF, the undersigned does hereby execute this Certificate of Secretary.


Dated:  December 20, 1989              /s/ John R. Muse
                                       ----------------------------------
                                       John R. Muse, Secretary

                                  STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE   PAGE 1


    I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF "HMS INSURANCE HOLDINGS, INC." FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF MARCH, A.D. 1990, AT 2 O'CLOCK P.M.
                                 * * * * * * * * * *



                                       /s/ William T. Quillen
                                       ------------------------------------
                         (SEAL)        WILLIAM T. QUILLEN, SECRETARY OF STATE

                                       AUTHENTICATION:
                                                      *3836113

                                                 DATE:  03/26/1993